For Immediate Release

Contact:

Fuse Medical, Inc.

Attention: Devon Morgan, Sr. Investor Relations Analyst

1565 North Central Expressway, Suite 220

Richardson, Texas 75080

Office (469) 862-3030

Facsimile (469) 862-3035

info@Fusemedical.com

FUSE MEDICAL, INC. ANNOUNCES LAUNCH OF FuseChoiceTM BIOLOGICS PORTFOLIO

RICHARDSON, TX, December 22, 2020 /Businesswire/ -- Fuse Medical, Inc. (OTCPINK: FZMD) (“Fuse” or the “Company”), an emerging manufacturer and distributor of innovative medical devices for the orthopedic and spine marketplace, announced the initial launch of FuseChoiceTM and FuseChoiceTM Plus Amniotic & Umbilical Membranes, and FuseChoiceTM Plus Amniotic Joint Cushioning Fluid, the latest additions to a comprehensive line of biologics product offerings.

FuseChoiceTM Single Layer Amniotic Membrane, FuseChoiceTM Plus Multi-Layer Amniotic Membrane, and FuseChoiceTM Max Umbilical Membrane may be used as an anatomical barrier in numerous clinical applications. The natural properties of amniotic tissue help provide mechanical protection to damaged tissue, while the proprietary process retains essential nutrient-rich growth factors.

The FuseChoice Plus AFTM Amniotic Joint Cushioning Fluid is an all-natural liquid matrix allograft derived from amniotic fluid. The cushioning effect of amniotic fluid in utero shields the fetus from outside pressures, acting as a shock absorber. It principally functions to cushion surface articulation within the joint capsule to provide shock absorption, lubrication, and joint stability by harnessing the natural cushioning properties of amniotic fluid to deliver the same support to joint capsules.

“We are excited about the expansion of our biologic & regenerative product portfolio.  The US commercialization of the FuseChoiceTM line of products further demonstrates our belief in the future of biologics,” commented Christopher C. Reeg, Chief Executive Officer of Fuse. “The FuseChoiceTM amniotic technology provides surgeons with advanced treatment options for their patients requiring biologics intervention or use in conjunction with surgery.”

Additional extensions to the Biologics and Regenerative Medicine portfolio in the first half of 2021 will include FuseChoice DermTM Non-Fenestrated Dermal Matrix, FusePureTM Demineralized Bone Matrix, Strips and Cubes, and FuseTrilogy TM Viable Bone Matrix, an osteoconductive, osteoinductive & osteogenic DMSO-free bone void filler requiring no mixing preparation.

Reeg further added, “Our priority at Fuse is to provide effective solutions for today’s clinical challenges and assist with improving surgical outcomes.”

EXHIBIT 99.1

For Immediate Release

About Fuse Medical, Inc.

Fuse is an emerging manufacturer and distributor of innovative medical devices for the orthopedic and spine marketplace committed to the advancement of anatomical motion, preservation and restoration. We provide a comprehensive portfolio of products in the orthopedic total joints, sports medicine, trauma, foot and ankle space, as well as, degenerative and deformity spine, orthobiologics and regenerative medicine products. For more information about Fuse, or if you’re interested in becoming a distributor of any Fuse’s products, please contact us at info@fusemedical.com or visit: www.fusemedical.com.

Forward Looking Statements

Certain statements in this press release, constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend,” or similar expressions or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based only on information available to the Company as of the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including, without limitation, those set forth in the Company’s filings with the Securities and Exchange Commission; the failure of the Company to close the transaction; and integration issues with the consolidated company. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events, or otherwise, except as required by law.

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